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                                                                    EXHIBIT 10.8



                                                                October 12, 1998


Avondale Financial Corp.
20 N. Clark Street
Chicago, IL 60602

Attn: Robert S. Engelman, Jr.


Ladies and Gentlemen:

               I have been advised that I may be deemed to be, but do not admit that I am, an "affiliate" of Coal City Corporation, an Illinois corporation ("Coal City"), as that term is defined in Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and/or SEC Accounting Series Releases 130 and 135. I understand that pursuant to the terms of the Agreement and Plan of Merger, dated as of October 12, 1998 (the "Merger Agreement"), by and between Avondale Financial Corp. ("Avondale"), a Delaware corporation, and Coal City, Avondale and Coal City will merge (the "Merger"). I further understand that as a result of the Merger, I may receive shares of common stock, par value $.01 per share, of Avondale ("Avondale Common Stock") in exchange for shares of common stock, par value $10.00 per share, of Coal City ("Coal City Common Stock") and that each outstanding option to purchase Coal City Common Stock will continue outstanding as an option to purchase shares of Avondale Common Stock, as determined under the terms of the Merger Agreement.

               I have carefully read this letter and reviewed the Merger Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of Avondale Common Stock, to the extent I felt necessary, with my counsel or counsel for Coal City.

               I represent, warrant and covenant with and to Avondale that:

     1. I shall not make any sale, transfer, or other disposition of Avondale Common Stock distributed to me pursuant to the Merger or received by me upon the exercise of options received in the Merger unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made
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          in conformity with the provisions of Rule 145 under the Securities Act
          (as such rule may be amended from time to time), or (iii) in the opinion of counsel in form and substance reasonably satisfactory to Avondale, or under a "no-action" letter obtained by me from the staff of the SEC, such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Securities Act.

     2. I understand that Avondale is under no obligation to register the sale, transfer or other disposition of shares of Avondale Common Stock by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

     3. I understand that stop transfer instructions will be given to Avondale's transfer agent with respect to shares of Avondale Common Stock distributed to me pursuant to the Merger or received by me upon the exercise of options received in the Merger and that there will be placed on the certificates for such shares, or any substitutions therefor, a legend stating in substance:

             "The shares represented by this certificate were issued in connection with a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement, dated October 12, 1998, between the registered holder hereof and Avondale, a copy of which agreement is on file at the principal offices of Avondale."

     4. I understand that, unless transfer by me of the Avondale Common Stock distributed to me pursuant to the Merger or received by me upon the exercise of options received in the Merger has been registered under the Securities Act or such transfer is made in conformity with the provisions of Rule 145(d) under the Securities Act, Avondale reserves the right, in its sole discretion, to place the following legend on the certificates issued to my transferee:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in connection with a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with a registration under, or an exemption from the registration requirements of, the Securities Act of 1933."

          It is understood and agreed that the legends set forth in paragraphs 3 and 4 above shall be removed by delivery of substitute certificates without such legends if I shall have delivered to Avondale (i) a copy of a "no action" letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Avondale, to the effect that such legends are not required for purposes of the Securities Act, or (ii) evidence or representations satisfactory to Avondale that the Avondale Common Stock represented by such certificates is being or has been sold in conformity with the provisions of Rule 145(d).

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       I further understand and agree that this letter agreement shall apply to all shares of Avondale Common Stock that I am deemed to beneficially own pursuant to applicable federal securities law.


                              Very truly yours,


                              __________________________
                              Name:


Agreed and accepted this _____ day of
October, 1998.

Avondale Financial Corp.



By________________________
  Robert S. Engelman, Jr.
  President and Chief Executive Officer

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